                                                                   EXHIBIT 23(A)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

TO THE BOARD OF DIRECTORS OF IBP, INC.

     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated February 3, 1995, which appears on page 23 of the 1995 Annual Report to Shareholders of IBP, inc., which is incorporated by reference in IBP, inc.'s Annual Report on Form 10-K for the year ended December 31, 1994. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 15 of such Annual Report on Form 10-K. We also consent to the references to us under the heading "Experts" in such Prospectus.

PRICE WATERHOUSE LLP
Chicago, Illinois
November 20, 1995